UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2019

Everspin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37900	26-2640654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5670 W. Chandler Blvd.

Suite 100

Chandler, Arizona 85226

(Address of principal executive offices, including zip code)

(480) 347-1111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	MRAM	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02. Results of Operations and Financial Condition.

On August 7, 2019, Everspin Technologies, Inc. (the “Company”) issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events.

Entry into Sales Agreement

On August 7, 2019, the Company entered into an Open Market Sale AgreementSM (the “Sales Agreement”) with Jefferies LLC (“Jefferies”), pursuant to which the Company may sell from time to time, at its option, shares of the Company’s common stock having an aggregate offering price of up to $25 million, through Jefferies, as sales agent (the “ATM Offering”). Pursuant to the Sales Agreement, sales of the common stock, if any, will be made under the Company’s previously filed and currently effective Registration Statement on Form S-3 (File No. 333-221331), at market prices by any method that is deemed to be an “at-the-market” offering as defined in Rule 415(a)(4) under the Securities Act, as amended (the “Securities Act”).

Subject to the terms and conditions of the Sales Agreement, Jefferies will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Stock Market to sell on the Company’s behalf all of the shares of common stock requested to be sold by the Company. The Company will designate the maximum amount of common stock to be sold through Jefferies on a daily basis or otherwise determine such maximum amount together with Jefferies. The Company may instruct Jefferies not to sell common stock if the sales cannot be effected at or above the price designated by the Company in any such instruction. The Company or Jefferies may suspend the offering of common stock being made through Jefferies under the Sales Agreement upon proper notice to the other party.

The compensation payable to Jefferies as sales agent shall be equal to 3.0% of the aggregate gross proceeds of the shares sold through it pursuant to the Sales Agreement. In addition, the Company has agreed in the Sales Agreement to provide indemnification and contribution to Jefferies against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Company is not obligated to make any sales of shares of common stock under the Sales Agreement. The offering of common stock pursuant to the Sales Agreement will terminate upon (a) the sale of all of the shares of common stock subject to the Sales Agreement or (b) the termination of the Sales Agreement in accordance with its terms.

The Sales Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the material terms of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the exhibit attached hereto.

The legal opinion of Cooley LLP relating to the shares of common stock being offered pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the common stock discussed herein, nor shall there be any offer, solicitation, or sale of the common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Open Market Sale Agreement™, dated August 7, 2019, between Everspin Technologies, Inc. and Jefferies LLC.

5.1	Legal Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press release dated August 7, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everspin Technologies, Inc.

Dated: August 7, 2019	By:	/s/ Jeffrey Winzeler
Jeffrey Winzeler
Chief Financial Officer